Exhibit 99.1

OpenTV Reports Third Quarter 2009 Results

San Francisco, Calif., November 3, 2009 – OpenTV Corp. (NASDAQ: OPTV), a leading software and technology provider of advanced digital television solutions, today announced financial results for its third quarter ended September 30, 2009.

“OpenTV’s third quarter results demonstrate solid operational improvements achieved in what is still a challenging global economic environment,” said Ben Bennett, OpenTV’s Chief Executive Officer. “The company is focused on building and delivering its suite of next generation products, which are critical for our long-term success. We remain on track to achieve our full year 2009 financial guidance.”

Key Operating Measures

USD Millions	Three months ended Sept. 30, 2009	Three months ended Sept. 30, 2008	Change	Nine months ended Sept. 30, 2009	Nine months ended Sept. 30, 2008	Change
Revenues	$31.8m	$26.9m	18.2%	$88.8m	$87.5m	1.5%
Net Income	$2.6m	$1.0m	$1.6m	$5.5m	$7.3m	$(1.8	)m
Adjusted EBITDA before unusual items	$4.4m	$3.7m	$0.7m	$12.5m	$13.7m	$(1.2	)m
Cash, Cash Equivalents and Marketable Debt Securities	$113.8m	$98.7m	15.3%	$113.8m	$98.7m	15.3%

Third Quarter 2009 Results

For the quarter ended September 30, 2009, revenues were $31.8 million, an increase of 18% compared to $26.9 million for the third quarter of 2008. Royalties and licenses revenues increased 25.5% to $20.7 million. Services and other revenues increased 7% to $11.1 million. Adjusted EBITDA, before unusual items, increased to $4.4 million for the quarter ended September 30, 2009, compared to $3.7 million for the third quarter of 2008.

Net income for the third quarter of 2009 was $2.6 million, or $0.02 per share, compared to $1.0 million, or $0.01 per share, for the third quarter of 2008.

Cash flow from operations was $4.0 million in the third quarter of 2009, compared to cash flow from operations of $0.3 million in the comparable 2008 period.

As of September 30, 2009, the Company had a balance of $39.0 million in deferred revenue, compared to $33.2 million as of December 31, 2008.

As of September 30, 2009, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $113.8 million, compared to $102.8 million as of December 31, 2008.

Segment Information

Revenues

•	In the third quarter of 2009, revenues from the Middleware Solutions segment were $28.9 million, compared to $23.9 million for the same period in the prior year.

•	In the third quarter of 2009, revenues from the Advertising Solutions segment were $2.9 million, compared to $3.0 million for the same period in the prior year.

Contribution Margin

•	In the third quarter of 2009, Middleware Solutions’ contribution margin was $11.6 million, compared to $9.3 million for the same period in the prior year.

•	In the third quarter of 2009, Advertising Solutions’ contribution margin was $0.2 million, compared to $(0.1) million for the same period in the prior year.

For the third quarter of 2009, total contribution margin from the Company’s operating segments was $11.8 million, compared to $9.2 million in the third quarter of 2008. Unallocated corporate overhead was $7.4 million in the third quarter of 2009, compared to unallocated corporate overhead of $5.5 million in the third quarter of 2008.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors are also included at the end of this release and on the investor relations page of our Web site located at www.opentv.com.

Summary of Other Recent Announcements

The following is a summary of key press releases since the Company’s last earnings release:

•

OpenTV extended its partnership with longstanding customer BSkyB and commenced work on a proof of concept which could lead to the deployment of OpenTV Core3™. As part of the arrangement, BSkyB also licensed OpenTV’s intellectual property rights to support ongoing development of the company’s digital television platform.

•

OpenTV won “Best Graphic and Design” at the AFDESI awards for OpenTV Core nX™, its advanced user interface. In addition, Dishtv, India’s leading direct-to-home operator, won AFDESI’s “New Entrant” award for its Dish ACTIVE portal, which is powered by OpenTV middleware.

•

Digiturk, a leading Turkish direct-to-home network operator, launched video-on-demand and high-definition personal video recording solutions through an innovative partnership with OpenTV, Irdeto, Pace and TeleIDEA. Digiturk is deploying advanced digital video offerings to its customers, including push and subscription video on demand (P/S-VOD) with high-definition personal video recording (HD PVR) functionalities. This is one of the first P/S-VOD offerings to be launched in a satellite environment and one of the most innovative solutions in the region.

•

OpenTV announced OpenTV Core3, a pioneering approach to the delivery of advanced television services. Engineered to enable technology choice by operators, OpenTV Core3 combines a top-to-bottom open architecture with a unique design that simplifies the integration and deployment of everything from complex user interfaces to consumer services and application widgets.

•

OpenTV announced that it is licensing its suite of application development tools to the developer community at no charge. The OpenTV SDK Development Suite is an integrated interactive application development environment for OpenTV middleware that allows developers to create applications for interactive television using the complete functionality of an OpenTV-enabled set-top box.

•

OpenTV announced that it will open its TV measurement platform allowing the developer community, data analysis partners and other service providers to integrate with OpenTV’s measurement solution more easily, and foster the creation of next generation set-top-box services with enhanced personalization features, such as addressable and interactive advertising, content addressability, and other value-added services.

•

OpenTV announced that EclipsePlus™, its campaign management technology, went live at Suddenlink Media, the advertising division of Suddenlink Communications, a leading US operator of cable broadband systems. OpenTV EclipsePlus will manage all of Suddenlink’s local ad sales operations for the operator’s Central and Western U.S. ad sales divisions

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s financial results for the quarter ended September 30, 2009. The details of the call are as follows:

Date and Time:	Tuesday, November 3, 2009, at 5:00pm ET / 2:00pm PT
Dial-in number US:	866.770.7120
Dial-in number International:	617.213.8065
Passcode:	47 09 93 83
Participants:	Ben Bennett, Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

The Company will also make available on the Investor Relations section of its Web site a slide presentation in PDF format containing additional information about the Company that may be discussed on the conference call.

The conference call replay will be available from November 3, 2009 at 5:00pm PT / 8:00pm ET through November 10, 2009 at 11:59pm PT / 2:59am ET (next day).

Replay Number US:	888.286.8010
Replay Number International:	617.801.6888
Passcode:	34 21 04 43

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, noncontrolling interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit from operations, net income, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income as presented in the accompanying financial statements, because OpenTV believes consolidated net income is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; deterioration of worldwide economic conditions and the potential impact of such conditions on our customer’s purchasing and investment decisions; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our intellectual property rights. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 138 million devices around the world, and enables enhanced program guides, video-on-demand, personal video recording, interactive and addressable advertising, and a variety of enhanced television applications. For more information, please visit www.opentv.com.

###

Investor Contacts:	Press Contacts:

Denise Roche	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2009	December 31, 2008 *
ASSETS
Current assets:
Cash and cash equivalents	$78,016	$93,887
Short-term marketable debt securities	30,833	7,768
Accounts receivable, net of allowance for doubtful accounts of $926 and $1,076 at September 30, 2009 and December 31, 2008, respectively	30,289	27,275
Prepaid expenses and other current assets	5,530	4,628

Total current assets	144,668	133,558
Long-term marketable debt securities	4,995	1,178
Property and equipment, net	7,824	7,974
Goodwill	95,443	95,250
Intangible assets, net	7,505	8,519
Other assets	2,761	2,471

Total assets	$263,196	$248,950

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,649	$2,287
Accrued liabilities	18,639	17,602
Accrued restructuring	325	238
Deferred revenue	23,315	16,130

Total current liabilities	44,928	36,257
Accrued liabilities, net of current portion	986	1,160
Accrued restructuring, net of current portion	1,091	1,146
Deferred revenue, net of current portion	15,738	17,092

Total liabilities	62,743	55,655
Commitments and contingencies
OpenTV Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 107,891,190 and 108,385,176 shares issued and outstanding, including treasury shares, at September 30, 2009 and December 31, 2008, respectively	2,234,287	2,234,687
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at September 30, 2009 and December 31, 2008	35,953	35,953
Additional paid-in capital	516,304	515,506
Treasury shares at cost, zero and 523,647 shares at September 30, 2009 and December 31, 2008, respectively	—	(623)
Accumulated other comprehensive loss	(1,521)	(2,163)
Accumulated deficit	(2,584,996)	(2,590,496)

Total OpenTV shareholders’ equity	200,027	192,864
Noncontrolling interest	426	431

Total equity	200,453	193,295

Total liabilities and equity	$263,196	$248,950

*	The condensed consolidated balance sheet at December 31, 2008 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Royalties and licenses	$20,711	$16,494	$61,865	$56,911
Services and other	11,071	10,427	26,930	30,638

Total revenues	31,782	26,921	88,795	87,549
Cost of revenues:
Royalties and licenses	868	1,202	2,801	3,960
Services and other	10,945	9,106	31,115	29,185

Total cost of revenues	11,813	10,308	33,916	33,145

Gross profit	19,969	16,613	54,879	54,404
Operating expenses:
Research and development	8,731	8,031	25,900	25,769
Sales and marketing	2,407	2,818	6,125	7,503
General and administrative	6,052	4,121	15,559	15,030
Restructuring and impairment	157	(7)	149	575
Amortization of intangible assets	62	181	200	551

Total operating expenses	17,409	15,144	47,933	49,428

Profit from operations	2,560	1,469	6,946	4,976
Interest income	96	514	286	1,866
Other income (expense)	168	(1,471)	(789)	776

Profit before income taxes	2,824	512	6,443	7,618
Income tax expense (benefit)	213	(445)	943	325

Net income	2,611	957	5,500	7,293
Less: Net income attributable to the noncontrolling interest	—	(2)	(5)	(18)

Net income attributable to OpenTV	$2,611	$955	$5,495	$7,275

Net income attributable to OpenTV per share, basic	$0.02	$0.01	$0.04	$0.05

Net income attributable to OpenTV per share, diluted	$0.02	$0.01	$0.04	$0.05

Shares used in per share calculation, basic	138,107,816	139,465,910	138,098,719	139,629,135

Shares used in per share calculation, diluted	138,798,654	140,197,701	138,818,274	140,347,942

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$5,500	$7,293
Less: Net income attributable to the noncontrolling interest	(5)	(18)

Net income attributable to OpenTV	5,495	7,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,320	3,120
Amortization of intangible assets	1,013	2,848
Share-based compensation	1,088	2,205
Non-cash employee compensation	2	8
Non-cash restructuring costs	19	—
Provision for doubtful accounts	621	(23)
Write-off of accounts receivable	(88)	—
Gain on sale of cost investment	—	(143)
Loss on disposal of fixed assets	23	1
Changes in operating assets and liabilities:
Accounts receivable	(3,865)	(10,707)
Prepaid expenses and other current assets	(902)	(269)
Other assets	(291)	(716)
Accounts payable	590	(1,021)
Accrued liabilities	727	(2,799)
Accrued restructuring	32	(677)
Deferred revenue	6,149	6,333

Net cash provided by operating activities	13,933	5,435
Cash flows from investing activities:
Purchase of property and equipment	(3,098)	(3,514)
Cash used in acquisition, net of cash acquired	—	(96)
Proceeds from sale of cost investment	—	1,882
Proceeds from disposal of property and equipment	2	—
Proceeds from sale of marketable debt securities	6,044	18,105
Purchase of marketable debt securities	(33,123)	(5,137)

Net cash provided by (used in) investing activities of continuing operations	(30,175)	11,240
Net cash provided by investing activities of discontinued operations	—	225

Net cash provided by (used in) investing activities	(30,175)	11,465
Cash flows from financing activities:
Repurchase of restricted shares	(127)	(454)
Repurchase of treasury shares	(228)	—
Capital contribution from the former controlling shareholder	—	14,333
Proceeds from issuance of ordinary shares	21	17

Net cash provided by (used in) financing activities	(334)	13,896
Effect of exchange rate changes on cash and cash equivalents	705	(674)

Net increase (decrease) in cash and cash equivalents	(15,871)	30,122
Cash and cash equivalents, beginning of period	93,887	58,599

Cash and cash equivalents, end of period	$78,016	$88,721

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(516)	$(1,412)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$18	$2

Retirement of treasury shares	$623	$—

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Middleware solutions
Royalties and licenses	$20,064	$15,135	$59,956	$52,345
Services and other	8,812	8,792	20,721	25,187

Subtotal - Middleware solutions	28,876	23,927	80,677	77,532
Advertising solutions
Royalties and licenses	647	1,359	1,909	4,567
Services and other	2,259	1,635	6,209	5,450

Subtotal - Advertising solutions	2,906	2,994	8,118	10,017

Total revenues	$31,782	$26,921	$88,795	$87,549

Contribution margin (loss):
Middleware solutions	$11,639	$9,324	$30,985	$30,932
Advertising solutions	213	(117)	155	802

Total contribution margin	11,852	9,207	31,140	31,734
Unallocated corporate support	(7,427)	(5,539)	(18,624)	(18,002)

Adjusted EBITDA before unusual items	4,425	3,668	12,516	13,732
Restructuring and impairment	(157)	7	(149)	(575)

Adjusted EBITDA	4,268	3,675	12,367	13,157
Depreciation and amortization	(1,106)	(1,044)	(3,320)	(3,120)
Amortization of intangible assets	(333)	(798)	(1,013)	(2,848)
Share-based and non-cash compensation	(269)	(364)	(1,088)	(2,213)
Interest income	96	514	286	1,866
Other income (expense)	168	(1,471)	(789)	776

Profit before income taxes	2,824	512	6,443	7,618
Income tax expense (benefit)	213	(445)	943	325

Net income	2,611	957	5,500	7,293
Less: Net income attributable to the noncontrolling interest	—	(2)	(5)	(18)

Net income attributable to OpenTV	$2,611	$955	$5,495	$7,275